Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 21, 2004, on the consolidated financial statements of Woronoco Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Woronoco Bancorp, Inc. for the year ended December 31, 2003, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

February 2, 2005